INTEGRATED HEALTH SERVICES, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                       1996
                                                1992       1993       1994       1995       1996     Pro Forma
                                              --------   --------   --------   --------   --------   ----------
Earnings from continuing operations
  before income taxes and extraordinary
  item                                        19,174     30,790     58,979    (42,259)   111,480     29,160

Fixed charges:
  Interest expense (1)                         3,831     10,082     25,374     46,653     71,600     87,112

  Portion of rental expense representative
   of interest factor (2)                      6,503      7,719     14,053     22,042     25,928     25,660

  Capitalized interest                         (860)     (1,402)    (3,030)    (5,155)    (3,800)    (3,800)

  Equity earnings of less than fifty percent
   owned joint ventures                          36        (83)      (142)      (431)          2          2
                                              --------   --------   --------   --------   --------   --------
Earnings available for
fixed charges                                 28,684     47,106     95,234     20,850    205,210    138,134
                                              ========   ========   ========   ========   ========   ========

Fixed charges:
  Interest expense (1)                         3,831     10,082     25,374     46,653     71,600     87,112

  Portion of rental expense representative
   of interest factor (2)                      6,503      7,719     14,053     22,042     25,928     25,660
                                              --------   --------   --------   --------   --------   --------

     Total fixed charges                      10,334     17,801     39,427     68,695     97,528    112,772
                                              ========   ========   ========   ========   ========   ========

Ratio of earnings to fixed charges              2.78       2.65       2.42       0.30       2.10       1.22
                                              ========   ========   ========   ========   ========   ========

                                                1996
                                               Pro Forma                          March 31,
                                                  As     March 31,  March 31,     1997
                                               Adjusted     1996        1997     Pro forma
                                               --------   --------    --------   -------
Earnings from continuing operations
  before income taxes and extraordinary
  item                                           19,849     22,441     31,261     29,318

Fixed charges:
  Interest expense (1)                           96,423     15,514     23,621     25,564

  Portion of rental expense representative
   of interest factor (2)                        25,660      5,885      8,003      8,003

  Capitalized interest                           (3,800)     (900)      (900)      (900)

  Equity earnings of less than fifty percent
   owned joint ventures                               2        (55)         0          0
                                               --------   --------    --------   -------
Earnings available for fixed charges            138,134     43,885     61,985     61,985
                                               ========   ========    ========   =======
Fixed charges:
  Interest expense (1)                           96,423     16,514     23,621     25,564

  Portion of rental expense representative
   of interest factor (2)                        25,660      5,885      8,003      8,003
                                               --------   --------    --------   -------
     Total fixed charges                        122,083     22,399     31,624     33,567

                                               ========   ========    ========   =======
Ratio of earnings to fixed charges                 1.13       1.96       1.96       1.85
                                               ========   ========    ========   ========

(1)  Interest   expense   includes   expensed  and   capitalized   interest  and
     amortization of debt issuance costs

(2) Represents one third of rental expense, the portion deemed to be a reasonable approximation of the interest factor in rental expense

                                                                                          1996
                                                                                        Pro Forma                         March 31,
                                                                               1996        As      March 31,   March 31,     1997
                                    1992    1993    1994     1995    1996   Pro Forma   Adjusted     1996        1997     Pro forma
                                   -----  ------   ------   ------  ------  ---------  --------    --------     --------  ----------
Interest expense calculation:

     Interest, net                 1,493   5,705   20,602   38,977  61,110  79,622       88,178      14,214       21,423      23,223

     Capitalized interest            860   1,402    3,030    5,155   3,800   3,800        3,800         900          900         900

     Interest income               1,300   2,669    1,121    1,876   2,233   2,233        2,233       1,144          740         740
                                   -----  ------   ------   ------  ------  ---------  --------    --------     --------  ----------

       Interest exp                3,653   9,776   24,753   46,008  70,143  85,655       94,211      16,258       23,061      24,863

     Def. financing amort (a)        178     306      621      645   1,457   1,457        2,212         256          560         701

                                   -----  ------   ------   ------  ------  ---------  --------    --------     --------  ----------

       Interest exp per above      3,831  10,082   25,374   46,653  71,600  87,112       96,423      16,514       23,621      25,564
                                   =====  ======   ======   ======  ======  =========  ========    ========     ========  ==========


Note: amortization expense on the fees related to the convertible debentures is included in the interest, net number

(a)  Amortization of line of credit and senior notes fees.

                        INTEGRATED HEALTH SERVICES, INC.
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA

                                                                 1992          1993          1994         1995              1996
                                                                ------        ------        --------     -------         --------
RATIO OF EBITDA TO INTEREST EXPENSE
       EBITDA
             Net Earnings                                       9,364         16,507         32,588      (27,002)         46,334
             Interest Expense, Net                              1,493          5,705         20,602       38,977          64,110
             Income Taxes                                       7,286         12,008         22,117      (16,270)         63,715
             Depreciation & Amortization                        4,334         8,126          26,367       39,961          41,681
             One-time Charges                                       0             0               0      132,960         (14,457)
             Extraordinary Items                                2,524         2,275           4,274        1,013           1,431
                                                                ------        ------        --------     -------         --------
                              Total EBITDA                      25,001        44,621        105,948      169,639         202,814

       Divided by Interest Expense                               1,493         5,705         20,602       38,977          64,110
                                                                ------        ------        --------     -------         --------
       Equals Ratio of EBITDA to Interest Expense                 16.7           7.8            5.1          4.4             3.2
                                                                ======        ======        ========     =======         ========


                                                                      As adjusted                                     Pro Forma
                                                       Pro Forma       Pro Forma        March 31,       March 31,     March 31,
                                                         1996            1996             1996            1997          1996
                                                        -------         -------          ------          ------        -------
RATIO OF EBITDA TO INTEREST EXPENSE
       EBITDA
             Net Earnings                                12,626           6,574          13,801          19,069        17,884
             Interest Expense, Net                       79,622          88,178          14,214          21,421        23,223
             Income Taxes                                15,103          11,844           8,640          12,192        11,434
             Depreciation & Amortization                 52,009          52,764           8,274          15,030        15,171
             One-time Charges                            14,812          14,812               0          (1,025)       (1,025)
             Extraordinary Items                          1,431           1,431               0               0             0
                                                        -------         -------          ------          ------        -------
                              Total EBITDA              175,603         175,603          44,929          66,687        66,687

       Divided by Interest Expense                       79,622          88,178          14,214          21,421        23,223
                                                        -------         -------          ------          ------        -------
       Equals Ratio of EBITDA to Interest Expense           2.2             2.0             3.2             3.1           2.9
                                                        =======         =======          ======          =======       =======

